Exhibit 99.1

GLUCOTRACK AND ONETWO ANALYTICS PRESENT POSITIVE FINAL RESULTS OF FIRST-IN-HUMAN STUDY FOR CONTINUOUS BLOOD GLUCOSE MONITOR AT AMERICAN DIABETES ASSOCIATION’S 85TH SCIENTIFIC SESSIONS

Comprehensive analysis confirms safety and strong accuracy of Glucotrack’s innovative blood-based continuous glucose monitoring technology, with MARD of 7.7%

Rutherford, NJ & Stockholm, Sweden, June 25, 2025 (GLOBE NEWSWIRE) – Glucotrack, Inc. (Nasdaq: GCTK), a medical device company focused on the design, development, and commercialization of novel technologies for people with diabetes, today announced results from its completed first-in-human clinical study presented at the American Diabetes Association’s (ADA) 85th Scientific Sessions, which took place June 20-23, 2025, in Chicago.

The study met all primary and secondary endpoints, demonstrating excellent accuracy with a Mean Absolute Relative Difference (MARD) of 7.7% across 122 matched pairs, a 99% data capture rate, and no procedure or device-related serious adverse events. These findings validate the safety and performance of the Company’s long-term, implantable Continuous Blood Glucose Monitor (CBGM), which measures glucose from blood rather than interstitial fluid, eliminating the typical lag time associated with traditional continuous glucose monitoring systems. These results were presented on June 21 to a standing room only crowd in the Innovation Hub of the Exhibit Hall at the ADA meeting.

Glucotrack leveraged OneTwo Analytics’ next-generation artificial intelligence and machine learning-based analytics to evaluate the data and assess its clinical value. Analysis using the Diabetes Technology Society Error Grid showed that 92% of the CBGM measurement values were in the green zone and none were recorded in the unsafe zones, demonstrating very high clinical accuracy when compared to the reference blood glucose values.

The study, which was conducted at the Interventional Cardiology at Instituto do Coração in São Paulo, Brazil between December 13, 2024 and January 31, 2025, included ten participants with either Type 1 or Type 2 diabetes who were on intensive insulin therapy. The insertion and removal procedures were performed by interventional cardiologists using established percutaneous techniques. Following the device placement, each participant underwent inpatient observation for 4 days. During this period, frequent blood sampling and glucose tolerance tests were conducted to assess device performance. Detailed analysis showed consistent performance during glucose tolerance testing with minimal lag time compared to venous blood samples. The system successfully remained in place throughout the study period and was successfully removed at study completion, with patients then followed for 7 days post-removal.

“This study represents an important milestone validating our CBGM technology’s potential,” said Paul V. Goode, PhD, President and Chief Executive Officer of Glucotrack. “With a MARD of 7.7%, which is comparable to leading CGM systems but with direct blood measurement instead of interstitial fluid, we’re advancing our novel technology into further clinical trials, taking us closer to providing patients with a long-term, less burdensome solution for diabetes management. We are excited to be sharing our data at this important industry congress.”

Glucotrack expects to initiate a long-term early feasibility study in Q3 2025, which will evaluate safety and performance over an extended period, bringing the technology closer to its goal of providing patients with a less-intrusive alternative to continuous glucose monitoring.

Unlike traditional continuous glucose monitors, the Glucotrack CBGM is a fully implantable continuous glucose monitor, consisting of a sensor lead implanted into the subclavian vein and connected to subcutaneous electronics that communicate with a mobile application. It measures glucose directly from the blood, eliminating the lag time associated with interstitial fluid glucose monitors. Designed for a three-year sensor life with continuous, accurate blood glucose monitoring, the system offers a more convenient and less intrusive solution for people with diabetes, with no on-body wearable component and minimal calibration requirements.

“We’re proud to have applied our clinical analytics expertise to validate the performance of Glucotrack’s innovative CBGM technology,” said Lars Cederblad, Chief Executive Officer of OneTwo Analytics. “The results demonstrate excellent safety and accuracy profiles that could meaningfully improve diabetes care.”

The Glucotrack Continuous Blood Glucose Monitor is an Investigational Device and is limited by federal (or United States) law to investigational use.

For more information about Glucotrack’s CBGM, visit glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

For more information about OneTwo Analytics AB, visit onetwo-analytics.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

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About Glucotrack, Inc.

Glucotrack, Inc. (Nasdaq: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. For more information, please visit http://www.glucotrack.com.

About OneTwo Analytics

OneTwo Analytics is a leader in AI-driven healthcare solutions, specializing in the analysis of diabetes data, real-world evidence, and clinical trial outcomes. The company develops advanced diabetes technology stacks for device manufacturers while recently launching a suite of solutions that are empowering healthcare providers and patients with data-driven intelligence to simplify diabetes disease management and improve efficiencies and outcomes.

OneTwo Analytics’ innovative tools provide healthcare professionals with valuable perspectives for personalized and efficient care, while also offering tailored solutions for stakeholders in the diabetes care sector. The company delivers a comprehensive Diabetes Technology Stack and White-Label solutions for organizations specializing in diabetes technologies.

For more information, please visit https://onetwo-analytics.com/en/.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 31, 2025.

Contacts:

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com